AGREEMENT

     This Agreement is made as of this 4th day of October,  2002, by and between
UMDN,  Inc.,  a  Delaware   corporation   ("Provider"),   and  Leisure  Services
Corporation, a Nevada corporation ("Leisure").

     Leisure is a wholly-owned subsidiary of Leisure Industries Corporation, a Nevada corporation ("Leisure Industries"), which owns and operates a time share business including nine properties and land with approximately 75,000 owners as of the date hereof.

     Provider owns and operates a proprietary discount network business that provides discounts from various national and local businesses to members of affiliated groups. Provider has created such a network serving members of unions and other affiliated groups in the Los Angeles metropolitan area.

     Leisure desires that Provider create and manage a private branded discount network to be utilized by timeshare and land owners of Leisure Industries in the Las Vegas and Los Angeles metropolitan areas; and Provider is willing to do so on the terms contained herein.

     In consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:

1.   SERVICES.

     1.1 Provider shall create a discount network of local business providers in the Las Vegas metropolitan area and shall make available its existing network of local and national business providers in the Los Angeles metropolitan area, in each case for the benefit of the timeshare owners, land owners, employees, lessees and tour participants of Leisure, its sister companies, parent company and subsidiaries ("Leisure Members"). Leisure hereby acknowledges that Provider is entitled to receive and retain all fees and commissions payable to Provider from all local and national business providers that comprise its discount networks, including any discount networks created specifically for the benefit of the Leisure Members.

     1.2 Provider shall create and manage a marketing program addressed exclusively to the Leisure Members, that may be called "Club Leisure," and shall advise the Leisure Members of the existence of Club Leisure, or other name that may be mutually agreed upon, and the benefits to be derived therefrom. Such marketing program shall include the creation of a website linked to the existing Leisure website, the integration of the database of Leisure Members with the database of Provider, the interfacing of such website and database with those of both Provider and Leisure, improvements in existing tracking software, the creation of marketing materials and the periodic updating of all marketing materials consistent with the updating of the marketing materials used by Provider with respect to its own proprietary subscribers. Provider shall use its best efforts to make the Club Leisure marketing program distinctive and consistent with the demographics of the Leisure Members.

     1.3 To the extent possible or required under applicable law, including, without limitation, the U.S. Copyright Act, the Club Leisure homepage and all marketing materials specific to Club Leisure and the content and use thereof (collectively "Leisure Materials") created hereunder shall be considered Works Made For Hire or, if not legally capable of being considered as such, then and in such event Provider hereby assigns to Leisure in perpetuity all right, title and interest, including copyright, Provider may have in or to the Leisure Materials throughout the universe free and clear of any and all claims for royalties or other compensation other than that specified herein. Notwithstanding the foregoing, in no event shall the Leisure Materials be deemed to include any programs, protocols, software, hardware or firmware utilized by Provider in its operations or in the creation or management of Club Leisure or any improvements, modifications or enhancements thereof, whether or not such improvements, modifications or enhancements are designed specifically or solely for the purposes of creating or managing Club Leisure; Provider shall retain all rights in such programs, protocols, software, hardware and firmware and in all such improvements, modifications and enhancements.

     1.4 Leisure shall cooperate with Provider and provide to Provider such access to its data and personnel as Provider may reasonably request from time to time to enable Provider to perform the services required hereunder.

     1.5 Provider shall use its best efforts to complete a discount network for the Las Vegas metropolitan area, including at least 100 business providers in such area, and to complete the services contemplated by Section 1.2 hereof in a manner sufficient for Leisure to launch Club Leisure to the Leisure Members within 120 days following the date of this Agreement.

2.   CONSIDERATION.

     In consideration of the services provided by Provider to Leisure hereunder, Leisure shall pay to Provider as follows:

     2.1 From and including the date hereof through April 15, 2003, Leisure shall pay to Provider, on the fifteenth day of each calendar month, the amount set forth opposite such date on Schedule A annexed hereto and made a part hereof.

     2.2 From and including April 16, 2003, through the end of the term of this Agreement, Leisure shall pay to Provider, on the fifteenth day of each calendar month, an amount determined in accordance with Schedule B annexed hereto and made a part hereof.

     2.3 If any such payment is not made when due in accordance with Schedule A or B, as the case may be, Leisure shall pay to Provider interest on the amount not so paid when due at an annual rate of ten percent.

3. TERM. The term of this Agreement shall commence as of the date hereof and shall terminate on the first to occur of the following: (i) October 15, 2005;
(ii) notwithstanding the provisions of Section 2.3 hereof, fifteen calendar days following notice from Provider to Leisure that Leisure has not made a payment when due hereunder if Leisure does not make such payment within five calendar days following the date of such notice; and (iii) thirty calendar days following notice from either party to the other of a breach of any term or provision of this Agreement by the other (other than a failure of Leisure to make any payment due hereunder) and the failure of the other to cure such breach within such thirty day period. Upon termination of this Agreement for any reason whatsover, Provider shall cease using all marketing materials that are specific to Club Leisure and shall remove all links and other interfaces between the Club Leisure website and its own facilities; and Leisure shall have the option to pay to Provider an amount equal to the cost to Provider of all of the marketing materials that are specific to Club Leisure. Upon receipt of such payment, Provider shall deliver such marketing materials to Leisure.

4. INDEMNITY. Leisure acknowledges and agrees that the Leisure Members utilizing Club Leisure will do so as Leisure Members and not as subscribers to Provider's own services and that Provider shall have no responsibility or liability with respect thereto. In no event shall Provider be deemed to have sponsored, vouched for, endorsed or otherwise recommended any of the providers included in the discount networks available to Leisure Members through Club Leisure. Each party (an "indemnitor") shall indemnify, defend and hold harmless the other party (an "indemnitee") from and against any and all demands, claims, actions or causes of action, judgments, assessments, losses, damages, penalties, costs (including reasonable attorneys' fees and related expenses) and all other liability asserted against, imposed upon or incurred by the indemnitee by or as the result of the actions, inactions or negligence of the indemnitor, or any claim with respect thereto, in the performance of any of its responsibilities to any Leisure Member. The indemnitee shall, within ten (10) days following receipt of such claim, notify the indemnitor; the indemnitor shall defend such claim by appropriate proceedings and shall pay all costs and expenses of such proceedings and the amount of any judgment imposed on the indemnitee. The indemnitor shall employ any counsel selected by it and reasonably acceptable to the indemnitee to defend the claim or to compromise, settle or otherwise dispose of the same. In no event shall either party be entitled to indemnity hereunder to the extent its claim arises out of or occurs as the result of its negligent act or omission.

5. REPRESENTATIONS. Each party to this Agreement hereby represents and warrants to each other party that the execution, delivery and performance of this Agreement have been duly authorized by such party and do not violate the organizational documents of such party or any other agreement to which such party is a party or by which it is bound. This Agreement constitutes a legal, valid and binding obligation of such party, enforceable against it in accordance with its terms.

6.   CONFIDENTIAL MATERIAL.

     6.1 Each party hereto acknowledges that the performance of its obligations hereunder may bring it and its employees into close contact with Confidential Material of the other.

     6.2 For the purposes of this Agreement, Confidential Material includes information concerning the business of each party as currently conducted and plans for the future conduct thereof, including, without limitation, customer lists and files, marketing approaches and plans, methods of doing business, potential acquisition candidates, proposed terms of potential acquisitions, cost and pricing data, material contained solely in the personnel files of employees, credit card information, other personal identifying information and all other similar information. In the case of Leisure, its Confidential Material includes, in particular and without limiting the foregoing, the identities of the Leisure Members and all other information concerning the Leisure Members; and, in the case of Provider, its Confidential Material includes, in particular and without limitation, its methods of doing business and the terms of its business arrangements with the business and service providers that become part of its discount networks.

     6.3 Each party acknowledges that the other has already expended, and expects to expend, substantial sums and has devoted and expects to devote substantial other resources to create the proprietary Confidential Material on which its business depends and to create other Confidential Material to be exploited by it and the business relationships and information related thereto and has substantial proprietary interests and valuable trade secrets in the Confidential Material. Each party further acknowledges the competitive value and confidential nature of the Confidential Material and the damage that could result to the other if information contained therein is disclosed to any third party. Each party shall, and shall use its best efforts to cause its employees to, at all times treat the Confidential Material of the other as its valuable proprietary information and notify the other in writing if it or they learn of the unauthorized use or disclosure of such Confidential Material. Each party shall, and shall use its best efforts to cause its employees to, safeguard the Confidential Material of the other with all due care. Each party hereby agrees that the Confidential Material of the other will be used solely for the benefit of the other and that it and its employees shall keep such information confidential and not use it for any other purpose, publish it or disclose it to any other party and shall deliver promptly to the other on termination of this Agreement, or at any other time the other may so request, all memoranda, notes, records, reports, manuals, drawings, blueprints and other documents and all copies thereof in all media in which resident relating to the Confidential Material or otherwise to the business of the other, and all property associated therewith, which it or its employees may then possess or have under its or their control. Notwithstanding the foregoing, the Confidential Material does not include any material which (a) is or becomes publicly known through no fault of a party or (b) is disclosed to a party under no obligation of confidentiality by a third party or parties having the right to do so or (c) is developed independently by either party without the use of Confidential Material.

7. NON-SOLICITATION; NON-DISPARAGEMENT. Each party further agrees that, during the term of this Agreement and for a period six (6) months thereafter, it shall not solicit or encourage to leave the employ of the other any person employed by the other on the date hereof or during the term of this Agreement, either as an employee or as an independent contractor, or hire any such person who has left the employ of the other within one month following the termination of such person's employment with the other. In addition, each party hereto hereby agrees not thereafter to disparage or otherwise to seek to impair or impugn the professional or personal character, integrity or reputation of the other or the members, shareholders, officers or directors of the other.

8. ENFORCEMENT. Each party acknowledges that the provisions of Sections 6 and 7 hereof are essential to the goodwill and potential profitability of the other and have provided a substantial inducement for the other to execute, and perform its obligations under, this Agreement and that the application thereof will not involve a substantial hardship upon such party's future business or livelihood. Each party agrees that a violation of the covenants set forth in Sections 6 and 7 hereof, or any provision thereof, may cause irreparable injury to the other and the other shall be entitled, in addition to any other rights and remedies it may have, at law or in equity, to seek an injunction enjoining and restraining such party and its employees from doing or continuing to do any such act and any other violations or threatened violations of such covenants or provisions.

     If any provision of Sections 6 or 7 hereof as applied to any circumstance shall be adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision of Sections 6 or 7, the application of such provision in any other circumstances or the validity or enforceability of Sections 6 or 7 in any other jurisdiction. If any provisions of Sections 6 or 7 as applied to any circumstances shall be adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision in any other circumstances or the validity or enforceability of Sections 6 or 7 to be enforced as written. If any provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, each party agrees that the court making such determination shall have the power to reduce the duration or area, or both, of such provision or to delete or blue-pencil specific words or phrases; and, in its reduced or blue-pencilled form, such provision shall then be enforceable and shall be enforced.

     Each party intends to, and does hereby, confer jurisdiction to enforce the covenants contained herein upon the courts of any state of the United States or any other governmental jurisdiction within the geographical scope of such covenants. If the courts of any one or more of such states or jurisdictions shall hold such covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination shall not bar or in any way affect either party's right to the relief provided above in the courts of any state or jurisdiction within the geographical scope of such covenants, as to breaches of such covenants in such other respective states or jurisdictions, the above covenants as they relate to each state or jurisdiction being, for this purpose, severable into diverse and independent covenants.

9. Limitation on Liability of Provider. PROVIDER MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE SERVICES TO BE PERFORMED BY IT HEREUNDER. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS OR REVENUES TO THE FULL EXTENT SUCH MAY BE DISCLAIMED BY LAW, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, LOST PROFITS OR LOST REVENUES.

10. NOTICES. All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been given or made when deposited in the mail, first-class mail, registered and postage prepaid, or, in the case of facsimile or electronic mail transmission, when sent addressed as set forth below or to such other address as may be hereafter designated in writing by either party to the other:

                           If to Provider, to:

                           217 Ashland Avenue
                           Santa Monica, California 90405
                           telecopier: 310-396-1485
                           email: kent@umdn.com


                           If to Leisure,to:

                           Leisure Services Corporation
                           4310 Paradise Road
                           Las Vegas, Nevada 89109
                           Telecopier: 702-369-8980
                           Email: dsteenman@leisureservices.com


11. NO WAIVER; Cumulative Remedies; Amendments. No failure to exercise and no delay in exercising, on the part of either Leisure or Provider, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law. No modification, or waiver of any provision of this Agreement nor consent to any departure from the provisions hereof, shall be effective unless the same shall be in writing from the party so modifying, waiving or consenting and then such waiver or consent shall be effective only in the specific instance and for the purpose for which it is given. No notice to either party shall entitle such party to any other or further notice in other or similar circumstances unless expressly provided for herein. No course of dealing between the parties shall operate as a waiver of any of their respective rights under this Agreement.

12. CAPTIONS. The captions of the various sections of this Agreement have been inserted only for the purposes of convenience and shall not be deemed in any manner to modify, define, enlarge or restrict any of the provisions of this Agreement.

13. SURVIVAL OF AGREEMENTS. All agreements, representations and warranties made herein and in any reports or other documents delivered pursuant hereto shall survive the execution and delivery of this Agreement and shall continue in full force and effect.

14. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may not, however, be assigned by either party without the prior written consent of the other.

15. PRONOUNS, PLURALS, NOMINEES. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, firm or corporation may require. Plurals of defined terms shall include the singular.

16. ENTIRE AGREEMENT. This Agreement contains the entire agreement between Leisure and Provider with respect to the subject matter hereof; supersedes all prior written agreements and negotiations and oral understandings, if any, and may not be amended, supplemented or discharged except by performance or by an instrument in writing signed by both of them.

17. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but which, together, shall constitute but one Agreement.

18. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with and governed by the internal laws of the State of California applicable to agreements made and to be performed entirely within the State of California without giving effect to the conflicts of laws provisions thereof.

19. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

20. INTERPRETATION. Neither this Agreement nor any provision hereof shall be construed or interpreted against any party on the basis that such party or such party's attorney, drafted this Agreement or such provision.

21. Arbitration. EITHER PARTY HERETO MAY REQUIRE THE ARBITRATION OF ANY DISPUTE ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT. ANY SUCH ARBITRATION SHALL BE CONDUCTED IN LOS ANGELES, CALIFORNIA. EITHER PARTY MAY INITIATE AND REQUIRE ARBITRATION BY GIVING NOTICE TO THE OTHER PARTY SPECIFYING THE MATTER TO BE ARBITRATED. IF LEGAL ACTION IS ALREADY PENDING ON ANY MATTER CONCERNING WHICH THE NOTICE IS GIVEN, THE NOTICE SHALL NOT BE EFFECTIVE UNLESS GIVEN BY THE DEFENDANT THEREIN AND GIVEN BEFORE THE EXPIRATION OF TWENTY (20) DAYS AFTER SERVICE OF PROCESS ON THE PERSON GIVING THE NOTICE. EXCEPT AS PROVIDED TO THE CONTRARY IN THESE PROVISIONS ON ARBITRATION, THE ARBITRATION SHALL BE IN CONFORMITY WITH AND SUBJECT TO APPLICABLE RULES AND PROCEDURES OF THE AMERICAN ARBITRATION ASSOCIATION (OR ANY SUCCESSOR THERETO). IF THE AMERICAN ARBITRATION ASSOCIATION IS NOT THEN IN EXISTENCE AND THERE IS NO SUCCESSOR, OR IF FOR ANY REASON THE AMERICAN ARBITRATION ASSOCIATION FAILS OR REFUSES TO ACT, THE
ARBITRATION SHALL BE IN CONFORMITY WITH AND SUBJECT TO THE PROVISIONS OF APPLICABLE NEVADA STATUTES (IF ANY) RELATING TO ARBITRATION AT THE TIME OF THE NOTICE. THE ARBITRATORS SHALL BE BOUND BY THIS AGREEMENT AND ALL RELATED AGREEMENTS AND ANY REMEDY OF THE ARBITRATOR SHALL BE CONSISTENT THEREWITH. PLEADINGS IN ANY ACTION PENDING ON THE SAME MATTER SHALL, IF ARBITRATION IS REQUIRED AS AFORESAID, BE DEEMED AMENDED TO LIMIT THE ISSUES TO THOSE CONTEMPLATED BY THE RULES PRESCRIBED ABOVE. EACH PARTY SHALL PAY THE COSTS OF ARBITRATION, INCLUDING ARBITRATOR'S FEES, AS AWARDED BY THE ARBITRATOR(S). THERE SHALL BE ONE ARBITRATOR SELECTED IN ACCORDANCE WITH THE RULES PRESCRIBED ABOVE, EXCEPT THAT SUCH ARBITRATOR SHALL BE NEUTRAL AND FAMILIAR WITH THE PRINCIPAL SUBJECT MATTER OF THE ISSUES TO BE ARBITRATED. THE TESTIMONY OF WITNESSES SHALL BE GIVEN UNDER OATH, AND DEPOSITIONS AND OTHER DISCOVERY MAY BE ORDERED BY THE ARBITRATOR(S). THE RULINGS OF THE ARBITRATORS SHALL BE FINAL AND BINDING ON THE PARTIES.

         NOTICE: BY EXECUTING THIS AGREEMENT EACH PARTY IS AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS ARISING UNDER THIS AGREEMENT DECIDED BY NEUTRAL ARBITRATION AND IS GIVING UP ANY RIGHTS SUCH PARTY MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY EXECUTING THIS AGREEMENT EACH PARTY IS GIVING UP JUDICIAL RIGHTS TO APPEAL. IF EITHER PARTY REFUSES TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION SUCH PARTY MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE APPLICABLE STATE STATUTE. EACH PARTY'S AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

22. CONFIDENTIALITY. Leisure and Provider shall keep the terms and conditions of this Agreement secret and confidential. Neither Leisure nor Provider shall disclose any of such terms or conditions to any other person or entity without the prior written consent of the other except pursuant judicial compulsion or to the extent required by securities disclosure laws.

23. NO THIRD PARTY BENEFICIARIES. This Agreement is intended only for the benefit of the parties hereto and their successors, assigns, estates, heirs, legatees and devisees and not for the benefit of any other third party and shall not be deemed to give any rights or remedies to any other third party whether referred to herein or not.

24. PARTIES NOT PARTNERS. Provider is an independent contractor. Nothing contained herein shall be deemed to constitute Provider a partner or employee of, or joint venturer with, Leisure; and neither Provider nor Leisure shall take any action from which others might infer that Provider is a partner or employee of, or joint venturer with, Leisure.

     IN WITNESS WHEREOF, Leisure and Provider have executed this Agreement as of the date first set forth above.


                                                     UMDN, Inc.


                                              By:   /s/ Kent Keith
                                                   -----------------------------
                                                   Kent Keith, President


                                              Date: October 04, 2002
                                                   -----------------------------
                                                   Leisure Services Corporation:


                                              By:  /s/ Diane Steenman
                                                   -----------------------------
                                                   Diane Steenman, President

                                              Date: October 04, 2002
                                                   -----------------------------

                  LEISURE SERVICES - UMDN, INC. VENDOR CONTRACT
                  ---------------------------------------------
                                   Schedule A

Date                                                  Amount

October 15, 2002                                     $25,944

November 15, 2002                                    $42,883

December 15, 2002                                    $12,299

January 15, 2003                                     $53,103

February 15, 2003                                    $29,009

March 15, 2003                                       $16,785
                                                     -------

Total for Schedule A payments                       $180,023


Note: All payments under Schedule A are billed on the 15th day of each month, payable by the first day of the following month.

                  LEISURE SERVICES - UMDN, INC. VENDOR CONTRACT
                  ---------------------------------------------
                                   Schedule B

Network Administration Fee Schedule beginning April 15, 2003:

The following fees are based on the total number of Club Leisure Members, per Type*, who will have access to all established Discount Networks. For Type I members, this includes access to future Networks as they are developed, and all UMDN National Providers and Strategic Alliance products/services. Type II members shall have access to limited Providers in a Network, as directed by Leisure Services.

    * Member Types are categorized as:

     - Type I -VIP Members: Leisure Employees, Owners (Land & Vacation), and Lessees

     - Type II - Temporary Members: Tour Participants, including those booked on Leisure Industries Vacation Specials.

Fee Matrix:

                             Type I                                                 Type II
------------------- ----------------- ----------------- ------------------ ----------------- ----------------
  Number of VIP     Cost per Member     Total per 12        Number of      Cost per Member    Total per 12
     Members            per Year      mo. period max.   Temporary Members     per Month        mo. period
------------------- ----------------- ----------------- ------------------ ----------------- ----------------
  Up to 50,000           $5.00          $250,000 max       Up to 5,000          $1.50          $90,000 max
                                           per/mo.
------------------- ----------------- ----------------- ------------------ ----------------- ----------------
  Up to 100,000          $3.00          $300,000 max       Up to10,000          $1.00         $120,000 max
                                           per/mo.
------------------- ----------------- ----------------- ------------------ ----------------- ----------------
  Up to 200,000          $2.00          $400,000 max       Up to 20,000         $0.75         $180,000 max
                                           per/mo.
------------------- ----------------- ----------------- ------------------ ----------------- ----------------

     - Type I: Fees are calculated monthly and based on the total number of Club Leisure "VIP" Members in our database, divided by 12.

     - Type II: Fees are calculated monthly based on the total number of Club Leisure "Temporary" Member Booklets tracked through PNA software, printed and delivered.